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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            AIRSUPPORT SERVICES CORP.

         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                      NAME

         The name of this corporation is AIRSUPPORT SERVICES CORP.

                                   ARTICLE II
                             NATURE OF THE BUSINESS

         This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III
                                  CAPITAL STOCK

         The capital stock of this corporation shall consist of 7,500 shares of common stock having a par value of One ($1.00) Dollar per share. All of said stock shall be issued only for cash or other property or for services at a just valuation as shall be determined by the Board of Directors.

                                   ARTICLE IV
                                 INITIAL CAPITAL

         The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This corporation shall have perpetual existence.

                                   ARTICLE VI
                                 INITIAL ADDRESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, Suite 202, Miami, Florida 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

                                   ARTICLE VII
                                    DIRECTORS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.


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                                  ARTICLE VIII
                                INITIAL DIRECTORS

         The names and addresses of the initial Board of Directors are as follows:

                        Eric P. Littman
                        1428 Brickell Avenue
                        Suite 202
                        Miami, Florida  33131

                                   ARTICLE IX
                                   SUBSCRIBER

         The name and address of the person signing these Articles of Incorporation as subscriber is:

                        Eric P. Littman
                        1428 Brickell Avenue
                        Suite 202
                        Miami, Florida  33131

                                    ARTICLE X
                              VOTING FOR DIRECTORS

         The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

                                   ARTICLE XI
                                    CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                   ARTICLE XII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                  ARTICLE XIII
                             RESTRAINT ON ALIENATION

         The stockholders of this corporation shall have the power to include in the By-Laws, or adopt resolutions by a two-thirds (2/3) majority any regulatory or restrictive provision regarding the proposed sale, transfer or other disposition of the corporation's stock by its stockholders or in the event of the death of any stockholder. Said restrictions shall be binding upon third parties with actual knowledge thereof or if the same, or notice of the same, shall be plainly written upon the certificate evidencing ownership of the stock.


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                                   ARTICLE XIV
                                    AMENDMENT

         Except as may be provided in the By-Laws of this corporation to the contrary, these Articles of Incorporation may be amended by the affirmative vote of a majority of the Board of Directors and by the affirmative vote of the holders of not less than two-thirds (2/3) of the then outstanding stock of the corporation.

                                   ARTICLE XV
                                 RESIDENT AGENT

         The name and address of the initial resident agent of this corporation is:

                        Eric P. Littman
                        1428 Brickell Avenue
                        Suite 202
                        Miami, Florida  33131

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 21 day of March, 1989.

                                             /s/ Eric P. Littman
                                             --------------------------------
                                             Eric P. Littman, Subscriber



Subscribed and Sworn to this 21 day of March, 1989.

Before me:



/s/ Isabel J. Cantera
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Notary Public

My Commission Expires: